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                                                                   EXHIBIT 5.1


                               THOMPSON & KNIGHT
                          A PROFESSIONAL CORPORATION
                           ATTORNEYS AND COUNSELORS

                       1700 PACIFIC AVENUE o SUITE 3300
                          DALLAS, TEXAS 75201-4693
                               (214) 969-1700
                             FAX (214) 969-1751

                                May 11, 1995


Noble Drilling Corporation
10370 Richmond Avenue, Suite 400
Houston, Texas  77042

Dear Sirs:

         We have acted as counsel for Noble Drilling Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration of a maximum of 11,192,474 shares (the "Shares") of Common Stock, par value $.10 per share, of the Company under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus forming a part of the Registration Statement covers the proposed sale from time to time by Salomon Brothers Inc (the "Purchaser") of such of the Shares as may be acquired by the Purchaser either (i) upon conversion of shares of $2.25 Convertible Exchangeable Preferred Stock, par value $1.00 per share ("$2.25 Preferred Shares"), of the Company (the "Conversion Shares") or (ii) pursuant to and subject to the terms and conditions of a Standby Agreement between the Company and the Purchaser (the "Standby Agreement"), the form of which is filed as
Exhibit 1.1 to the Registration Statement (the "Purchased Shares").

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the form of the Standby Agreement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of the Company, where we deemed such reliance appropriate under the circumstances.

         Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         2.      The Conversion Shares have been duly and validly authorized for issuance by the Company and, when issued and delivered upon conversion of the $2.25 Preferred Shares as described in the prospectus forming a part of the Registration Statement, will be legally issued, fully paid and nonassessable.
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Noble Drilling Corporation
May 11, 1995
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         3.      The Purchased Shares to be sold by the Company pursuant to the
Standby Agreement have been duly authorized for issuance by the Company and, when issued and delivered against payment therefor as described in the prospectus forming a part of the Registration Statement, will be legally issued, fully paid and nonassessable.

         We are members of the Bar of the State of Texas only and do not purport to be experts on the laws of any state or jurisdiction other than the State of Texas and the United States. Insofar as the opinions expressed herein relate to matters governed by Delaware law, we have relied solely upon a reading of the applicable statutes and the corporate records of the Company and certificates of public officials and officers of the Company referenced above with respect to the opinions given herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                        Respectfully submitted,

                                        THOMPSON & KNIGHT,
                                        A Professional Corporation


                                        By: /s/ ROBERT D. CAMPBELL
                                           -------------------------------
                                             Robert D. Campbell, Attorney

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